Exhibit 10.86

AMENDMENT TO

BUSINESS OPERATIONS AND SUPPORT SERVICES AGREEMENT

THIS AMENDMENT TO BUSINESS OPERATIONS AND SUPPORT SERVICES AGREEMENT (“Amendment”) dated as of November 15, 2006 by and between American Consolidated Technologies, LLC, a Michigan limited liability company (“Practice Manager”) and RADS, P,C. Oncology Professions, a Michigan professional services corporation (“Medical Practice”).

RECITALS

WHEREAS, Practice Manager and Medical Group are parties to that certain Business Operations and Support Services Agreement dated August 19, 2000 (the “Agreement”).

WHEREAS, pursuant to the Agreement, the Practice Manager is responsible for general management and administration operations of the medical practice (the “Practice”) operated by Medical Group located at 28595 Orchard Lake Road, Suite 110, Farmington Hills, Michigan (the “Office”).

WHEREAS, Practice Manager’s obligations include owning, maintaining and/or providing Medical Group with equipment, fixtures and furnishings (collectively, the “Equipment”) at the Office necessary for the operation of the Practice.

WHEREAS, the Michigan Department of Community Health (“MDCH”) issued a Certificate of Need (“CON”) to Medical Group in connection with owning and operating the Equipment at the Office.

WHEREAS, Medical Group desires to transfer to Practice Manager, and Practice Manager desires to accept from Medical Group, all of Practice Manager’s right, title and interest in and to the CON.

WHEREAS, the parties desire to amend the Agreement in accordance with the terms and conditions set forth below.

NOW THEREFORE, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

2. Section 5.1 of the Agreement is hereby amended to add the following:

Medical Group hereby agrees to transfer to Practice Manager all of its right, title and interest in and to the Certificate of Need (“CON”) issued by the Michigan Department of Community Health (the “MDCH”) originally issued to Medical Group relating to the Equipment at no additional cost to Practice Manager (the “Transfer”). The parties acknowledge and agree that the Transfer of the CON is intended to assist Practice Manager in performing its obligations set forth in this Agreement and that the absence of consideration therefore has been determined by the parties through good faith to be fair and reasonable. Medical Group shall fully cooperate with Practice Manager in all respects to effectuate the Transfer, including but not limited to execution of any documents deemed necessary by Practice Manager or MDCH.

3. Section 5.14 of the Agreement is hereby deleted in its entirety and replaced with the following:

5.14 Recruitment of Physicians. Practice Manager shall coordinate recruiting of physicians including advertising for recruitment of Physicians to become shareholders, employees or independent contractors of the Medical Practice. It shall be a joint responsibility of Medical Practice and Practice Manager to interview, select, contract with, supervise, control, and terminate all Physicians performing Medical Services. Costs of recruiting not identified in the yearly budget on a continual basis shall be borne as an additional expense to the Medical Practice.

4. Section 8.3 of the Agreement is amended to delete the second paragraph in its entirety.

5. Section 9.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

9.4 Notices. Any notice, demand, or communication required, permitted, or desired to be given under this Agreement shall be in writing and shall be deemed given if delivered in person or deposited in United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties as set forth opposite their respective names below:

Medical Practice:	RADS, P.C. Oncology Professionals
Attention: Practice Manager
28595 Orchard Lake Road, Suite 110
Farmington Hills, MI 48334

Practice Manager:	American Consolidated Technologies
Attention: Farideh R. Bagne, Ph.D, J.D.

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28595 Orchard Lake Road, Suite 110
Farmington Hills, MI 48334

6. Ratification. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

7. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts and both counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of November 15, 2006.

AMERICAN CONSOLIDATED
TECHNOLOGIES, LLC

By:
Name:
Title:

RADS, P.C. ONCOLOGY PROFESSIONALS

By:
Name:
Title:

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BUSINESS OPERATIONS AND SUPPORT SERVICES AGREEMENT

This Business Operations and Support Services Agreement (this “Agreement”) is made and entered into this 19th day of August, 2000, effective as of the Closing Date, by and between American Consolidated Technologies, a Michigan Partnership (“ACT”) (“Practice Manager”), and RADS, P.C. Oncology Professionals, a Michigan professional services corporation (“RADS”) (“Medical Practice”) located at 28595 Orchard Lake Road, Suite 110, Farmington Hills, Michigan 48334.

RECITALS:

WHEREAS, Medical Practice is a duly formed and validly existing professional services corporation; and

WHEREAS, Medical Practice is formed for and engaged in the conduct of a medical practice and the provision of medical services to the general public in the State of Michigan through individual physicians who are licensed to practice medicine in the State of Michigan and who are shareholders of Medical Practice or are employed or otherwise retained by Medical Practice; and

WHEREAS, Practice Manager is a duly formed and validly existing Michigan Partnership, which is in the business of providing both medical administrative and related services to professional associations, physicians, and other professional health care entities and individuals. Practice Manager is experienced in the design, development, financing, equipping, staffing, accounts receivable management, and marketing of medical practices; and

WHEREAS, Medical Practice desires to focus its energies, expertise, and time on the actual practice of medicine and on the delivery of medical services to patients, and to accomplish that goal it desires to delegate the increasingly more complex business aspects of its practice to business persons; and

WHEREAS, Medical Practice wishes to expand its business, pursue market opportunities, achieve efficiencies, provide utilization review and quality assurance, acquire additional equipment, space and personnel; and

WHEREAS, Medical Practice wishes to engage Practice Manager to assume the initial costs and risks of operating the practice, to provide the management, marketing, administrative, and business services that are necessary and appropriate for the day-to-day administration of the non-medical aspects of its medical practice, and Practice Manager desires to provide such services, all upon the terms and conditions hereinafter set forth; and

WHEREAS, Medical Practice and Practice Manager have determined a fair market value for the services to be rendered by Medical Practice; and

WHEREAS, based on this fair market value, Medical Practice and Practice Manager have developed a formula to compensate the Medical Practice and employees that will allow the parties to establish a relationship permitting each party to devote its skills and expertise to the appropriate responsibilities and functions;

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

I. Recitals.

The foregoing recitals are true and correct and are made an integral part of this Agreement as though fully set forth and incorporated herein.

II. Definitions.

For the purposes of this Agreement, the following terms have the following meanings, unless otherwise clearly required by the context in which the term is used.

2.1 Agreement. The term “Agreement” means this Business Operations and Support Services Agreement between Medical Practice and Practice Manager and any amendments that may be adopted from time to time as hereinafter provided.

2.2 Budget. The term “Budget” means an operating budget for each fiscal year as prepared by Practice Manager.

2.3 Confidential Information. The term “Confidential Information” means all of the materials, information and ideas of Practice Manager, including, without limitation; operation methods and information, accounting and financial information, marketing and pricing Information and materials, internal publications and memoranda, and other matters considered confidential by Practice Manager.

2.4 Management Fee. The term “Management Fee” means Practice Manager’s monthly compensation established pursuant to this Agreement, against receivables draw.

2.5 Practice Manager. The term “Practice Manager” means American Consolidated Technologies, a Michigan Partnership, and any successors or assigns.

2.6 Practice Manager Expense. The term “Practice Manager Expense” means an expense or cost incurred by Practice Manager and for which Practice Manager is financially liable.

2.7 Managing Physician. The term “Managing Physician” means that physician designated by Practice Manager to direct the delivery of clinical services to patients by Practice Manager.

2.8 Medical Practice. The term “Medical Practice” means RADS, P.C. Oncology Professionals, a Michigan professional corporation, and any successors, assigns, subsidiaries or affiliates.

2.9 Medical Practice Account. The term “Medical Practice Account” means the bank account of Medical Practice established pursuant to this Agreement.

2.10 Medical Practice Expense. The term “Medical Practice Expense” means an expense or cost that is incurred by Practice Manager or Medical Practice and for which Medical Practice is financially liable.

2.11 Medical Services. The term “Medical Services” means medical care and services, including but not limited to the practice of medicine, and ail related health care services provided by Medical Practice through Medical Practice’s Managing Physician and Physician(s) that are retained by or professionally affiliated with Medical Practice.

2.12 Office. The term “Office” means any office space that Practice Manager or Medical Practice owns, leases or otherwise procures as an agent for Medical Practice for Medical Practice for the purpose of providing Medical Services.

2.13 Physician. The term “Physician” means the individually licensed professionals who are shareholders of Medical Practice, or are employed or otherwise retained by or associated with Medical Practice by contract.

2.14 Professional Personnel. The term “Professional Personnel” means any licensed personnel, other than Physician(s), whose clinical services are provided under the direction of Physician and are retained by or professionally affiliated with Medical Practice.

2.15 State. The term “State” means the State of Michigan.

2.16 Term. The term “Term” means the initial and any renewal periods of duration of this Agreement as described in Section 8.1 hereof.

2.17 Closing Date. The Closing Date shall be                                unless mutually agreed upon by both parties.

III. Business of Medical Practice and Practice Manager.

The parties stipulate that the business of the Medical Practice and Practice Manager are those Medical Services, and Practice Manager services in support of Medical Service (i) where both the “facility” and “professional” components of the Medical Services have historically been provided in the Medical Practice’s private practice offices and reimbursed on a “global basis,” and (ii) where the “professional” component of the service has historically been provided in a hospital inpatient or outpatient facility, nursing home, ambulatory surgery facility or some other licensed or certified “facility” eligible for separate reimbursement for the “facility” component of such service and where the “professional” and “facility” components of the service are billed separately by different legal entities.

IV. Appointment and Authority of Practice Manager.

4.1 Appointment. Medical Practice appoints Practice Managers its sole and exclusive agent for the management, marketing, and administration of the business affairs and funding of Medical Practice, except as otherwise specifically agreed in writing by Medical Practice and Practice Manager, and Practice Manager accepts the appointment, subject at all times to the provisions of this Agreement.

4.2 Authority. Consistent with the provisions of this Agreement, Practice Manager shall have the responsibility and commensurate authority to provide business, public relations, administrative, and full management services for Medical Practice, including, without limitation, the provision of:

(a)                     equipment,

(b)                    supplies,

(c)                     support services,

(d)                    non-physician personnel,

(e)                     public relations;

(f)                       office space, including purchase and lease, and rental fee collection,

(g)                    management,

(h)                    administration,

(i)                        financial record keeping,

(j)                        financial reporting,

(k)                     other business services,

(l)                        supervision of all medical physics and radiation safety services,

(m)                  business expansion,

(n)                    patient billing and revenue collection.

Practice Manager is expressly authorized to provide such services in any reasonable manner Practice Manager deems appropriate to meet the day-to-day requirements of the business functions of Medical Practice, as well as the long range plan for the Practice. Unless an expense is expressly designated as a Practice Manager Expense in this Agreement, all expenses incurred by Practice Manager in providing management services pursuant to this agreement shall be Medical Practice Expenses. The parties acknowledge and agree that Medical Practice, through its Physicians, shall be responsible for and shall have complete authority, responsibility, supervision, and control over the provision of all Medical Services and other professional health care services performed for patients by Professional Personnel, and that all diagnoses, treatment, procedures, and other professional health care services shall be provided and performed exclusively by or under the supervision of the Physicians as they, in their sole discretion, deem appropriate. Practice Manager shall have and exercise absolutely no control or supervision over the clinical aspects of the provision of Medical Services. Practice Manager may however, in conjunction with its obligations to pursue business expansion opportunities, determine whether to offer new or expanded medical services or eliminate certain medical services currently provided to patients by the Medical Practice.

4.3 Patient Referrals. Practice Manager and Medical Practice agree that the benefits to Medical Practice hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission, or any other arrangement for the provision of any item or service offered by Practice Manager to any patient of Medical Practice in any facility, laboratory, or hospital controlled, managed, or operated by Practice Manager or its affiliates.

V. Covenants and Responsibilities of Practice Manager.

During the Term of this Agreement, Practice Manager shall provide all the management, public relations, administrative and business services that are necessary and appropriate for the day-to-day administration of the non-medical aspects of Medical Practice’s operations, including without limitation those set forth in this Article IV, in accordance with the law and all rules, regulations, and guidelines of applicable governmental agencies.

5.1 Office and Equipment. As agreed upon by the parties hereto and included in the Medical Practice’s approved capital and operating budgets, Practice Manager shall provide for an Office, or more than one office where relevant (“Office”) deemed reasonably necessary by Practice Manager, for the purpose of providing Medical Services. Furthermore, as agreed upon by the parties hereto and included in the Medical Practice’s capital and operating budgets, Practice Manager shall provide certain equipment, fixtures, furniture and furnishings (collectively, the “Equipment”) deemed reasonably necessary by Practice Manager for the operation of the Office and reasonably necessary for the provision of Medical Services therein. Practice Manager shall consult with and seek the advice of Medical Practice in connection with equipping the Office, and with the purchase of additional or replacement equipment, to ensure the necessity and appropriateness of equipment placed in service at the Office. Practice Manager shall be responsible for the repair and maintenance of the Office, consistent with the respective responsibilities of Practice Manager and Medical Practice and for the repair, maintenance, and replacement of all Equipment, other than such repairs, maintenance and replacement necessitated by the negligence or willful misconduct of Medical Practice, the Physicians, or other personnel employed by Medical Practice.

5.2 Supplies. Practice Manager shall obtain and provide alt reasonable medical, office, and other supplies, and shall ensure that the Office is at all times adequately stocked with the supplies that are reasonably necessary and appropriate for the operation of the Office(s) and the provision of Medical Services therein; except, however, that Medical Practice shall order, purchase, stock, and monitor the inventory of pharmaceutical and other medical supplies, substances, or items whose purchase, maintenance, or security require licensure as a health care provider or require a permit, registration, certification, or identification number that requires licensure or certification as a health care provider.

5.3 Support Services. Practice Manager shall provide or arrange for all printing, stationery, forms, postage, duplication or photocopying services, and other support services that are reasonably necessary and appropriate for the operation of the Office and the provision of Medical Services in the Office.

5.4 Quality Assurance, Risk Management and Utilization Review. Practice Manager shall assist Medical Practice in the establishment and implementation of procedures to ensure the consistency, quality, appropriateness, and medical necessity of Medical Services provided by Medical Practice, and shall provide administrative support for Medical Practice’s overall quality assurance, risk management, and utilization review programs.

5.5 Licenses and Permits. Practice Manager shall, on behalf and in the name of Medical Practice, coordinate all development and planning processes, and apply for and use Practice Manager’s best efforts to obtain and maintain all federal, State, and local licenses and regulatory permits required for or in connection with the operation of Medical Practice and the equipment (existing and future) located therein, other than those relating to the practice of medicine or the administration of drugs by Physicians or Professional Personnel retained by, associated with, or under contract with Medical Practice. The Medical Practice, its Physicians and/or Professional Personnel shall use their best efforts to support Practice Manager’s activities on behalf of the Medical Practice in a timely manner.

5.6 Use of Name. Except as noted below, Practice Manager will permit the Medical Practice to do business under the name “RADS, P.C. Oncology Professionals” and may require it to prominently reflect an affiliation with any of Practice Manager’s assumed names during the term of this Agreement. Practice Manager may, however, at any time change the names, marks and logos under which the Medical Practice or Practice Manager does business and/or which it makes available to the Medical Practice. The Medical Practice recognizes the value of the names, marks and logos of Practice Manager. The Medical Practice acknowledges and agrees that all rights to such names, marks and logos and the goodwill pertaining thereto belong exclusively to Practice Manager, and that the Medical Practice will not during the term of this Agreement or thereafter, challenge the title or rights of Practice Manager to such names, marks and logos. The Medical Practice further acknowledges and agrees that Practice Manager possesses valid trade name, trademark and service mark rights to such names, marks and logos, and that the Medical Practice will not, during the term of this Agreement or thereafter, challenge the validity of any such rights or their exclusive ownership by Practice Manager. Practice Manager shall have the right to obtain assumed names (d/b/a) for the Medical Practice and may require the Medical Practice to use the d/b/a if Practice Manager deemed it advantageous for marketing purposes.

5.7 Public Relations. Public relations services shall be provided in accordance with the standards of medical ethics of the American Medical Association and the American Osteopathic Association, and all applicable laws prior to the publication or distribution of marketing or public relations materials or information. Practice Manager shall submit such materials to Medical Practice . for its review and comments, and shall make all reasonable written changes thereto as Medical Practice may request and which are in accordance with Practice Manager’s marketing plans for the Medical Practice. Practice Manager shall be the sole owner and holder of all right, title, and interest in and to any materials or documents prepared, purchased, or furnished by Practice Manager pursuant to this Agreement.

5.8 Personnel.

A. Non-Physician Personnel. Except as specifically provided in this Agreement, Practice Manager shall employ or otherwise retain and shall be responsible for selecting, training, supervising, and terminating all management, administrative, clerical, secretarial, bookkeeping, technical, medical physics, nursing, accounting, payroll, billing and collection, and other non- physician personnel as Practice Manager deems reasonably necessary and appropriate for Practice Manager’s performance of its duties and obligations under this Agreement and for the operation of the Office. Practice Manager shall have the duty to hire duly qualified clinical personnel in accordance with standards promulgated by the American College of Radiology (ACR), Joint Commission for Accreditation of Health Organization (JCAHO) and/or Nuclear Regulatory Commission (NRC), provided, however, Practice Manager shall seek the input of the full-time physicians and employees of Practice concerning the selection, transfer and termination of all non- physician personnel.

B. Physician Personnel. Practice Manager shall have sole responsibility for determining the salaries and providing fringe benefits, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law or governmental requirement for all employees, including physician-employees and consultants. If any physician-employee/consultant does not meet ACR, JCAHO or Hospital medical staff requirements, or is not Board Certified in his/her field of specialty, then Practice Manager may remove or refuse to hire that physician. Likewise, Practice Manager may take action to remove a physician for the following reasons:

i.                            commission of a felony,

ii.                         not supervising patients’ treatments adequately,

iii.                      being removed from any Hospital’s medical staff,

iv.                     mental or physical disability interfering with Practice,

v.                        losing his/her medical license,

vi.                     not being timely certified by ABR or equivalent,

vii.                  ethical conducts unbefitting a professional,

viii.               inability to manage patient care,

ix.                       not completing patient charts and other required medical documents on a timely basis as requested by Practice Manager.

Practice Manager shall also have the right to act on behalf of Medical Practice and terminate physician-employee or physician consulting agreements pursuant to their terms and conditions and to take whatever other action is deemed necessary to protect the Medical Practice.

B. Nonexclusivity. In recognition of the fact that Practice Manager and the management and administrative personnel and nonphysician personnel provided to Medical Practice by Practice Manager may from time to time perform services for others, this Agreement shall not prevent Practice Manager or such personnel from performing services for others or restrict Practice Manager from so using Practice Manager’s personnel. Practice Manager shall use reasonable efforts, consistent with sound business practices, to honor the specific requests of Medical Practice with regard to the assignment of Practice Manager’s non-physician and nonprofessional personnel.

C. Equal Employment Opportunity. Practice Manager expressly agrees not to intentionally violate any and all applicable federal and/or State equal employment opportunity statutes, rules and regulations, all as may from time to time be modified or amended.

D. Labor Reports. Practice Manager shall appropriately prepare, maintain, and file all requisite reports and statements regarding income tax withholdings, unemployment insurance, social security, workers’ compensation, equal employment opportunity, or other reports and statements required with respect to personnel provided by Practice Manager pursuant to this Agreement.

5.9 Contract Negotiations.

For all existing and/or new physician employees, consultants or third parties, Practice Manager shall advise Medical Practice with respect to and shall negotiate, either directly or on Medical Practice’s behalf, all contractual arrangements that are reasonably necessary and appropriate for Medical Practice’s provision of Medical Services, including, without limitation, physician’s employment contracts, physicians’ consulting agreements, negotiated price agreements with third-party payors, alternative delivery systems, or other purchasers of group health care services. All contracts or arrangements regarding the provision of Medical Services shall be entered into with Medical Practice’s consent, which consent shall not be unreasonably withheld. A lack of written objection by Medical Practice 5 working days after notice by Practice Manager shall be construed as automatic approval by Medical Practice.

5.10 Billing and Collection.

On behalf of and for the account of Medical Practice, Practice Manager shall establish and maintain credit and billing and collection policies and procedures, and shall use Practice Manager’s best efforts to bill and collect timely all professional and other fees for all billable Medical Services provided by Medical Practice or the Physicians. Provided, however, that nothing in this Agreement shall be construed as a guarantee by Practice Manager that amounts billed will be collected. Practice Manager shall advise and consult with Medical Practice regarding the fees for Medical Services provided by Medical Practice; it being understood, however, that Medical Practice shall establish the reasonable and customary fees to be charged for Medical Services and that

Practice Manager shall have no authority whatsoever with respect to the establishment of such fees. In connection with the billing and collection services to be provided hereunder and throughout the Term (and thereafter as provided in Section 8.3), Medical Practice grants Practice Manager a special power of attorney and appoints Practice Manager as Medical Practice’s true and lawful agent and attorney-in-fact, and Practice Manager accepts such special power of attorney and appointment, for the following purposes:

A. To bill Medical Practice’s patients on behalf of and in the name of Medical Practice, for all billable Medical Services provided by Medical Practice to such patients;

B. To bill on behalf of and in the name of Medical Practice all claims for reimbursement or indemnification from Blue Cross/Blue Shield, insurance companies, Medicare, Medicaid, and all other third-party payors or fiscal intermediaries for all covered billable Medical Services provide by Medical Practice to patients; provided, however, that Physician shall comply with all third party payor requirements applicable to true and accurate coding and submission of claims for reimbursement or indemnification and patient care management in accordance with all applicable laws, rules, regulations and third party payor requirements;

C. To collect and receive on behalf of and in the name of Medical Practice, all accounts receivable generated by such billings and claims for reimbursement; to administer such accounts including, but not limited to: extending the time of payment of any such accounts; assigning or selling at a discount such accounts to collection agencies; or taking other measures to require the payment of any such accounts; provided, however, that extraordinary collection measures, such as discharging or releasing obligers or assigning or selling accounts at a discount to collection agencies, shall not be undertaken except in emergency cases without the approval of Managing Physician, which approval shall not be unreasonably withheld. Lack of a written objection from Managing Physician after 5 working days shall be an automatic approval by the Managing Physician.

D. To deposit all amounts collected into the Medical Practice Account, which shall be and at all times remain in Medical Practice’s name. Medical Practice covenants to transfer and deliver to Practice Manager all funds received by Medical Practice from any and all services including patients or third-party payors for Medical Services. Upon receipt by Practice Manager of any funds from patients or third-party payors or from Medical Practice for Medical Services of Medical Practice or from other sources including grants, leases, donations, and interests received by Medical Practice, Practice Manager shall immediately deposit the funds into the Medical Practice Account. Practice Manager shall disburse the deposited funds to creditors and other persons on behalf of Medical Practice, maintaining records of the receipt and disbursement of funds according to generally accepted accounting principles; and

E. To take possession of, endorse in the name of Medical Practice, subject to required reassignment by Physicians, and deposit into the Medical Practice Account any notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts receivable for Medical Services. Medical Practice shall require all physician employees and consultants to assign to Medical Practice in writing any and all fees received by them for services rendered on behalf of Practice Manager or Medical Practice.

Upon the request of Practice Manager, Medical Practice shall execute and deliver to the financial institution wherein the Medical Practice Account is maintained, any additional documents or instruments that may be necessary to evidence or effect the special power of attorney granted to Practice Manager by Medical Practice pursuant to this Section or pursuant to Section 5.10 of this Agreement. The special power of attorney granted in this Agreement shall be coupled with an interest and shall be irrevocable except with Practice Manager’s written consent.

5.11 Medical Practice Account. Practice Manager shall have sole access to the Medical Practice Account. Practice Manager shall have access to the Medical Practice Account solely for the purposes stated in this Agreement. In connection with this Agreement and throughout the Term, Medical Practice grants Practice Manager a special power of attorney and appoints Practice Manager as Medical Practice’s true and lawful agent and attorney-in-fact, and Practice Manager accepts such special power of attorney and appointment, to deposit into the Medical Practice Account all funds, fees, and revenues generated including those from the provision of Medical Services by Medical Practice and collected by Practice Manager, and to make withdrawals from the Medical Practice Account for payments set forth in this Agreement, for regular expenses of Medical Practice and any other Medical Practice Expense attributable to the operations of the Office or to the provision of Medical Services, and/or any other reasonable obligations of Medical Practice. From the amounts collected by Practice Manager on behalf of Medical Practice, Practice Manager shall pay all reasonable expenses of operating the practice in accordance with the budget developed by Practice Manager, as well as reasonable administrative expenses of Practice Manager associated with the performance of its duties set forth herein, including, but not limited to, use of an automobile, car phone, pager, reimbursement for gasoline and automobile repair expenses, professional dues, journals, CME conferences, office expenses, related travel and entertainment expenses, etc., and expenses associated with the retention of personnel for radiation safety, quality assurance and utilization review, all of which shall be documented. Practice Manager at its option shall maintain an office at each of the offices of the Medical Practice and shall have reasonable secretarial services provided by the Medical Practice for each of Practice Manager’s offices.

5.12 Fiscal Matters.

A. Annual Budget. Annually, and at least thirty (30) days prior to the commencement of each fiscal year of Medical Practice, Practice Manager, in consultation with the Managing Physician, shall prepare a Budget setting forth an estimate of Medical Practice’s revenues and expenses (including, without limitation, all costs associated with the services provided by Practice Manager under this Agreement). Practice Manager shall endeavor to manage and administer the operations of Medical Practice as herein provided so that the actual revenues, costs, and expenses of the operation and maintenance of Medical Practice during any applicable period of the Medical Practice’s fiscal year shall be consistent with the Budget. In the event of a material change in the Medical Practice, including but not limited to personnel, regulatory, reimbursement and other changes, the Budget may be amended by Practice Manager in an equitable manner to take into account the impact of the material change.

B. Accounting and Financing Records. Practice Manager shall establish and administer accounting procedures, controls, and systems for the development, preparation, and safekeeping of administrative or financial records and books of account relating to the business and financial affairs of Medical Practice and the provision of Medical Services, all of which shall be prepared and maintained in accordance with generally accepted accounting principles consistently applied. Practice Manager shall prepare within ninety (90) days of the end of each calendar year a balance sheet and a profit-and-loss statement reflecting the financial status of Medical Practice in respect of the provision of Medical Services as of the end of the prior calendar year.

C. Review of Accounting and Financial Records. The Managing Physician shall have the right to review all expenditures related to the operation of the Medical Practice, but shall not have the power to prohibit or invalidate any expenditure deemed reasonable by Practice Manager.

D. Financial Information in Support of Tax Returns. Practice Manager shall prepare necessary financial information required for appropriate tax returns and reports required of Medical Practice by an accountant selected by Practice Manager.

5.13 Reports and Records.

A. Medical Records. Practice Manager shall establish, monitor, and maintain procedures and policies for the timely creation, preparation, filing, release, and retrieval of all medical records generated by Medical Practice in connection with Medical Practice’s provision of Medical Services; and, subject to applicable law, shall ensure that medical records are promptly available to the Physicians and any other appropriate persons. All medical records shall be retained and maintained in accordance with all applicable State and Federal laws relating to the confidentiality and retention thereof. Copies of medical records shall be available to the Medical Practice as needed. Custody shall remain with Practice Manager.

B. Other Reports and Records. Practice Manager shall timely create, prepare, and file such additional reports and records as are reasonably necessary and appropriate for Medical Practice’s provision of Medical Services, and shall be prepared to analyze and interpret such reports and records.

5.14 Recruitment of Physicians. Practice Manager shall coordinate recruiting of physicians including advertising for recruitment of Physicians to become shareholders, employees or independent contractors of the Medical Practice. It shall be a joint responsibility of Medical Practice and Practice Manager to interview, select, contract with, supervise, control, and terminate all Physicians performing Medical Services. It shall be and shall remain the sole and complete responsibility of Practice Manager to select, contract with, administratively supervise, control and terminate all Personnel performing Medical Services. Costs of recruiting not identified in the yearly budget on a continual basis shall be borne as an additional expense to the Medical Practice.

5.15 Insurance. Throughout the Term, Practice Manager shall, as a Practice Manager Expense, obtain and maintain with commercial carriers, through self-insurance, or by some combination thereof, appropriate workers’ compensation coverage for Practice Manager’s employed personnel being provided pursuant to this Agreement, and professional, casualty, and comprehensive general liability insurance covering Practice Manager, Practice Manager’s personnel, and all of Practice Manager’s equipment in such amounts, on such basis, and upon such terms and conditions as Practice Manager deems appropriate.

5.16 Indemnification by Practice Manager. Practice Manager shall indemnify and hold Medical Practice harmless from and against any and all liability, losses, damages, claims, causes of action, and expenses, including reasonable attorney’s fees, associated with or directly or indirectly resulting from any intentional act or omission of Practice Manager or the personnel under its supervision. To be entitled to such indemnification, Medical Practice shall give Practice Manager prompt written notice of the assertion by a third party of any claim with respect to which Medical Practice might bring a claim for indemnification hereunder, and in all events must provide such written notice to Practice Manager within the applicable period for defense of such claim by Practice Manager. Practice Manager shall, as a Practice Manager Expense, have the right to defend and litigate any such third-party claim.

VI. Covenants and Responsibilities of Medical Practice.

6.1 Organization and Operation. As a continuing condition of Practice Manager’s obligations under this Agreement, Medical Practice shall at all times during the Term be and remain legally organized and operated to provide Medical Services in a manner consistent with all state and federal laws.

6.2 Medical Practice Personnel

A. Physicians. Medical Practice shall retain, as a Medical Practice Expense, the number of radiation oncologists and other Physicians sufficient in the discretion of Practice Manager that are necessary and appropriate for the provision of Medical Services, each of whom shall be bound by and subject to applicable provisions of this Agreement. Each Physician shall hold and maintain a valid and unrestricted license to practice medicine in the State of Michigan and shall be competent in the practice of medicine and shall be Board Certified or Board eligible in his/her specialty. Medical Practice shall enter into and maintain with each radiation oncologist who is not at least a 10% shareholder of Medical Practice, a written employment or independent contractor agreement. Medical Practice shall be responsible for paying the compensation for all Physicians and any other physician personnel or other contracted or affiliated physicians, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. Practice Manager shall, on behalf of Medical Practice, establish arid administer the compensation with respect to such individuals and enter on behalf of Medical Practice into a written agreement between Medical Practice and each Physician. Practice Manager shall neither control nor direct any Physician in the performance of Medical Services for patients.

B. Professional and Technical Personnel. All Professional and Technical Personnel who provide Medical Services shall be employed by or retained by Medical Practice and shall be under Medical Practice’s direction in the performance of Medical Services for patients.

Practice Manager shall, on behalf of Medical Practice, manage and supervise the employees and establish and administer the compensation of these individuals.

6.3 Professional Standards. As a continuing condition of Practice Manager’s obligations under this Agreement, each Physician must (i) have and maintain a valid and unrestricted license to practice medicine in the State, (ii) comply with, be controlled and governed by, and otherwise provide Medical Services in accordance with applicable federal, state, and municipal laws, rules, regulations, ordinances, and orders, all applicable Medicare, Medicaid and other third party payor requirements and the ethics and standard of care of the medical community wherein the principal office of the Medical Practice is located, (iii) obtain and retain appropriate medical staff membership with appropriate clinical privileges at any hospital or health care facility at which Medical Services are to be provided and Practice Manager deems appropriate, (iv) obtain Board Certification by ABR or its equivalent within 3 years of hiring; and (v) follow the guidelines of NRC, JCAHO and ACR and other applicable agencies. Procurement of temporary staff privileges pending the completion of the medical staff approval process shall satisfy the medical staff appointment condition of this provision, provided the Physician actively pursues full appointment and actually obtains full appointment. Professional Personnel shall be duly licensed, accredited or certified, as relevant.

6.4 Medical Services. Medical Practice shall ensure that Physicians are available as necessary to provide Medical Services to patients. Medical Practice and Practice Manager shall be responsible for scheduling Physician coverage and work together to establish Technical, Professional and other Personnel coverage of all medical procedures. Medical Practice shall cause all Physicians to exert their best effort to develop and promote Medical Practice in a manner consistent with Practice Manager’s business objectives and designed to ensure that Medical Practice is able to serve the diverse needs of the community.

6.5 Peer Review/Quality Assurance. Medical Practice shall adopt a peer-review/quality-assurance program to monitor and evaluate the quality and cost effectiveness of Medical Services provided by physician personnel of Medical Practice. Practice Manager shall provide administrative direction and act as the agent of Medical Practice in ensuring the performance of Medical Practice’s peer-review/quality-assurance activities.

6.6 Medical Practice’s Insurance. Medical Practice shall, as a Medical Practice Expense, obtain and maintain with commercial carriers acceptable to Practice Manager appropriate workers’ compensation coverage for Medical Practice’s Physicians and Professional, Personnel and professional and comprehensive general liability insurance covering Medical Practice, each Physician, and Professional Personnel.

6.7 Indemnification by Medical Practice. Medical Practice shall defend, indemnify and hold Practice Manager harmless from and against any and all liability, losses, damages, claims, causes of action, and expenses, including without limitation, reasonable attorney’s fees and costs associated with or directly or indirectly resulting from any act or omission of Medical Practice, its employees, agents, or independent contractors during the Term. To be entitled to such indemnification, Practice Manager shall give Medical Practice prompt written notice of the assertion by a third party of any claim with respect to which Practice Manager might bring a claim for indemnification hereunder, and in all events must provide written notice to Medical Practice within the applicable period for defense of such claim by Medical Practice. Medical Practice shall, as a Medical Practice Expense, have the right to defend and litigate any such third-party claim.

6.8 Confidential and Proprietary Information. Medical Practice and Practice Manager acknowledge the confidentiality of its relationship with Practice Manager and Medical Practice and of any Confidential Information which it may learn or obtain during the Term of this Agreement. For purposes of this Agreement, “Confidential Information” includes, but is not limited to all books, manuals, documents, materials, business or technical information, trade secrets, systems, and strategy concerning Practice Manager’s business plans or policies related to the Management Services described hereunder, and not otherwise available to the public domain. Medical Practice shall not, either during the Term of this Agreement or at any time after the expiration or sooner termination thereof, directly or indirectly, disclose to any person or entity other than employees, agents or independent contractors engaged by Medical Practice, any Confidential Information obtained or learned by Medical Practice. Further, Medical Practice agrees to place any person, including all Physicians, Technical, Administrative and Professional Personnel to whom Confidential Information is disclosed for the purpose of performance, under legal obligation to treat Confidential Information as strictly confidential.

6.9 Provision of Medical Services. Medical Practice recognizes and acknowledges that Practice Manager will incur substantial costs in providing office, equipment, support services, personnel, marketing, management, administration, and other items and services that are the subject matter of this Agreement. The parties also recognize that the services to be provided by Practice Manager will be feasible only if Medical Practice operates an active practice to which the Physicians associated with Medical Practice devote their full time and attention. Medical Practice shall use its best efforts to obtain and enforce formal agreements from its shareholders and physician employees pursuant to which the Physicians agree to devote their full time and attention to the practice of medicine as described herein.

6.10 Non-Competition. Medical Practice agrees that during the term of this Agreement and for a period of five (5) years thereafter Medical Practice and its employees will not:

(i) render medical services of type or nature provided by Medical Practice in the preceding 12 month period, or other related treatment, personally or participate in any capacity (for example, shareholder, partner or investor) with someone who offers such services, except pursuant to this Agreement, within a thirty (30) mile radius of any of the offices, or within a thirty (30) mile radius of any practice or Hospital location to which Practice Manager renders business operations and support services or other comparable services, at the time of termination, (a list of which will be provided upon termination of the Agreement) without the prior written consent of Practice Manager, as applicable, which in its sole discretion may withhold consent; or

(ii) market the Medical Practice’s services or assist others in marketing medical services including medical and/or radiation oncology services in any area to which Practice Manager markets such services at the time of termination. The Medical Practice also agrees that it will not solicit or otherwise contact, or assist any other person in contacting, patients treated at RADS.

VII. Financial Arrangement.

7.1 Amount of Management Fee. Medical Practice and Practice Manager mutually recognize and acknowledge that Practice Manager will incur substantial costs and risks in providing the management administration, and other items and services that are the subject matter of this Agreement. It is the intent of the parties that the fees paid to Practice Manager approximate its costs and expenses plus a rate of return reflective of the magnitude of the investment and high risk taken by Practice Manager and the value of the services provided by Practice Manager. In consideration of the services to be furnished by Physician Shareholders, Medical Practice shall retain 1% of the Gross Patient Revenues collected from radiation oncology services and pay a Management Fee equal to the balance of Gross Collections (as defined in Subsection 7.2 herein) collected based on services and goods provided during the Term or any Renewal Term including Gross Collections collected following the Term or any Renewal Term hereof that are based on such services and goods, after the payment of all reasonable Practice and Practice Manager expenses.

7.2 Gross Collection. “Gross Collections” shall include collections of any and all fees, charges and accounts of medical practice which are due and payable on or after the commencement date of this Agreement, notwithstanding the location where such services were rendered, and shall include, without limitation, the following:

A. All capitation payments payable to Medical Practice under managed care agreements, and any other payments to Medical Practice under such agreements, including but not limited to, all funds from shared risk pools under any risk-sharing arrangements wherein Medical Practice is a provider of professional medical services;

B. Any and all coordination of benefits and third-party liability recoveries;

C. Any and all revenues derived by Medical Practice, its stockholder-physicians, employee-physicians or independent contractor-physicians from any professional, community or education programs or projects;

D. Any and all proceeds from a policy or policies of business interruption insurance or stop-loss insurance relating to Medical Practice, if any; and

E. Any and all revenues from other sources of income including, but not limited to, interests, rental income, real estate sales or lease, grants, and donations.

7.3 Payment of the Management Fee. To facilitate the payment of the Management Fee, Medical Practice expressly authorizes Practice Manager to draw its Management Fee from the Medical Practice Account on the fifth business day of each calendar month (or on the date of expiration or termination of this Agreement if not on the first business day of a calendar month)

following the payment of all Practice and Practice Manager’s expenses. The payment of the Management Fee shall commence during the second calendar month of the Term and continue monthly thereafter, and shall be based upon the Gross Collections during the immediately preceding calendar month.

Practice Manager shall have the right to obtain loans for any business purpose the Practice Manager deems reasonable either on behalf of Medical Practice or for Practice Manager and to use any or all tangible and intangible assets of the Medical Practice as collateral for these loans from financial institutions whether or not such loans are obtained in the name of Practice Manager or Medical Practice.

VIII. Term and Termination.

8.1 Initial and Renewal Terms. The Term of this Agreement shall commence on the Closing Date which shall be on or before October 15, 2000, and shall terminate 30 years thereafter. Notwithstanding the foregoing, this Agreement shall be reviewed annually and the 30 year termination date automatically extended for additional one year periods, unless written notification is given by ACT not less than 60 days prior to October 14, 2001, and each October 14th thereafter. All terms and conditions contained in this Agreement shall remain in full force and effect during the Renewal Term.

8.2 Termination.

A. Termination by Practice Manager. This Agreement may be terminated by Practice Manager upon the occurrence of any of the events set forth below.

1. The revocation, suspension, cancellation, surrender, or restriction of the Managing Physician’s license to practice medicine in the State;

2. The revocation, suspension, cancellation, surrender, or restriction of any Physician’s license or DEA number to practice medicine in the State, and the failure by Medical Practice to cause such Physician to cease the rendering of Medical Services on behalf of Medical Practice;

3. Medical Practice’s loss or suspension of its Medicare or Medicaid provider number and/or Medical Practice’s restriction from treating beneficiaries of the Medicare or Medicaid programs, or other major existing contracted managed care entities;

4. The dissolution of Medical Practice or the filing of a voluntary petition in bankruptcy, an assignment for the benefit of creditors, or any other action taken voluntarily or involuntarily under any state or federal statute for the protection of debtors;

5. The transfer of any percentage of the voting ownership interests or control of Medical Practice to any person or entity (other than one in which Medical Practice owns or controls a one hundred percent (100%) voting interest) without Practice Manager’s written consent; and

6. The death or permanent disability of the Managing Physician.

7. In the event of a material change in the Medical Practice, including but not limited to personnel, regulatory, reimbursement and other changes.

B. Termination by Agreement. If Medical Practice and Practice Manager shall mutually agree in writing, this Agreement may be terminated on the date specified in the written agreement.

C. Legislative, Regulatory or Administrative Change. If there shall be a change in the Medicare or Medicaid laws, regulations or general instructions, the adoption of new legislation, or a change in any third-party reimbursement system, any of which materially affects the manner in which either party may perform or be compensated for its services under this Agreement, the parties shall immediately propose a new service arrangement or basis for compensation for the services furnished pursuant to this Agreement. If such notice of new service arrangement or basis for compensation is given in writing to Practice Manager, and if Practice Manager on behalf of Medical Practice is unable, within ninety (90) days thereafter, to arrive at a new service arrangement or basis for compensation, either party may terminate this Agreement by providing the other party with written notice at least thirty (30) days prior to the specified termination date. Medical Practice shall continue its liability to Practice Manager for all expenses incurred by Practice Manager on behalf of Medical Practice including all Medical Practice’s liabilities to Practice Manager who will continue to hold the Power of Attorney to direct the sale and transfer of stock so as to pay all Practice Manager’s debts and obligations.

D. Termination on Notice of Default. If either party shall give notice to the other that the other party has substantially defaulted in the performance of any obligation under this Agreement, and the default shall not have been cured within sixty (60) days following the giving of the notice, the parties will obtain three (3) mutually agreeable arbitrators who will either resolve the issues of disagreement or will arbitrate and decide as to whether the Agreement must be terminated. Except as provided in Section 9.8, the expense of such Arbitration shall be paid 50% by the Practice Manager and 50% to be allocated proportionately among the Shareholders of Medical Practice. Until the final decision of the Arbitration, Practice Manager shall continue as the Practice Manager under this Agreement.

8.3 Effects of Termination. Upon termination of this Agreement, as hereinabove provided in 8.2(4)(B) or (C), neither party shall have any further obligations under this Agreement except for (i) obligations accruing prior to the date of termination, including, without limitation, payment of the Management Fee relating to services provided prior to the termination of this Agreement, and (ii) obligations, promises, or covenants set forth in this Agreement that are expressly made to extend beyond the Term, including, without limitation, indemnity and confidentiality provisions, which provisions shall survive the expiration or termination of this Agreement. Upon termination or default by Medical Practice, Practice Manager in addition to the remedies set forth above shall be entitled to recover the acquisition costs of the Medical Practice and equipment, and any funds advanced to permit the redemption of stock. In effectuating the provisions of this Section, Medical Practice specifically acknowledges and agrees that Practice Manager shall continue to collect and receive on behalf of Medical Practice for a period of one hundred eighty (180) days following the date of such termination, all cash collections from accounts receivable in existence at the time this Agreement is terminated, it being understood that such cash collections will represent, in part, Practice Manager’s Management Fee for management services already rendered.

Practice Manager and Medical Practice agree that Practice Manager’s contract with Medical Practice is of significant value. As such, in the event Medical Practice terminates this Agreement with or without cause, before its term, the Practice Manager is entitled to obtain from Medical Practice, a sum equal to the total fair market value of the Medical Practice as of the day before the termination.

In any event, if Medical Practice exercises its option to terminate Practice Manager’s Agreement, the following will become immediately due and payable by Medical Practice:

A.                      All loans obtained by Practice Manager on behalf of Medical Practice, or owed by Medical Practice to Practice Manager or to third party.

B.                        All loans obtained by Practice Manager for the benefit of Medical Practice whether in Practice Manager’s or Medical Practice’s name.

C.                        All loans, balance of leases and contracts, taken for the benefit of Medical Practice obtained by Practice Manager and/or Medical Practice.

D.                       Any and all loans that Practice Manager and/or President of Practice Manager has guaranteed.

E.                         The expected balance of future value of Practice Manager’s contract with Medical Practice.

F.                         A lump sum for the balance of the compensation of all Practice Manager’s employees for the remainder of all such employment/independent contractors’ contracts.

G.                        All fringe benefits for the remainder of the term under the employment contracts.

IX. Miscellaneous.

9.1 Dispute Resolution.

Any dispute which may arise under or pursuant to this Agreement shall be exclusively submitted to and governed by the determination reached as a result of arbitration in the County of Oakland consistent with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of any such dispute (although it need not be conducted under the auspices of the American Arbitration Association). The arbitration shall be conducted by a panel of three arbitrators, each of whom must be an attorney or certified public accountant licensed to practice in the State of Michigan, except where the matter in dispute is clinical in nature, in which case, the third mutually agreed to arbitrator shall be a physician, licensed to practice allopathic or osteopathic medicine in the State of Michigan, who is not an interested person. One arbitrator shall be selected by each of the parties subject to the arbitration, and those two arbitrators shall select the third arbitrator. Each arbitrator shall execute an agreement with the parties which shall provide as follows:

(a) Each arbitrator shall accept the appointment and agree to complete the arbitration with reasonable diligence, and pursuant to a majority vote and otherwise in accordance with the then pertaining Commercial Arbitration Rules of the American Arbitration Association (which shall administer the arbitration if it agrees to do so);

(b) Each arbitrator shall agree to keep all information made available to him with respect to Practice Manager and Medical Practice in strict confidence; and

(c) The parties to the arbitration shall agree to be jointly responsible for the costs of the arbitration (including the hourly charges of the arbitrators at their customary levels), which in turn may be awarded to any or all parties to the arbitration as the arbitrators shall determine.

A demand for arbitration shall be made within six (6) months after the claim shall have accrued, plus the time of any written extensions given to the party demanding arbitration from the other party. The foregoing requirement for arbitration shall not foreclose the institution of litigation by any party hereto in the Oakland County Circuit Court (in which exclusive jurisdiction and venue is acknowledged) seeking immediately injunctive relief for a breach of the provisions of this Agreement pending the outcome of arbitration or to compel the arbitration process. Any arbitration award shall be entitled to enforcement by decree of any court of competent jurisdiction and shall be final and binding upon all parties hereto or claiming an interest herein. Arbitration may proceed in the absence of any party who fails or refuses to attend after notice deemed by the arbitration panel to be appropriate.

9.2 Administrative Services Only. Except as Agent of Medical Practice, nothing in this Agreement is intended or shall be construed to allow Practice Manager to exercise control or direction over the manner or method by which Medical Practice and its Physicians perform Medical Services. The rendition of all Medical Services, including but not limited to, the prescription or administration of medicine and drugs, shall be the sole responsibility of Medical Practice and its Physicians and Practice Manager shall not interfere in any manner or to any extent therewith. Nothing in this Agreement shall be construed to permit Practice Manager to engage in the practice of medicine, it being the intention of the parties that the services to be rendered to Medical Practice by Practice Manager are solely for the purpose of providing management and administrative services so that Medical Practice can devote its full time and energies rendering patient treatment services and to the provision of Medical Services to its patients.

9.3 Status of Contractor. It is expressly acknowledged that the parties are independent contractors, and nothing in this Agreement is intended and nothing shall be construed to create an employer-employee, partnership, joint venture, or other type of relationship, or to allow either party to exercise control or direction over the manner or method by which the other performs the services that are the subject matter of this Agreement; provided, however, that the services to be provided under this Agreement shall always be furnished in a manner consistent with the standards governing those services and the provisions of this Agreement. Each party understands and agrees that (i) the other will not be treated as an employee for federal income tax purposes, (ii) except in cases by leased employees, neither will withhold on behalf of the other any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to its employees, (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of the party incurring the liability, and (iv) each will indemnify and hold the other harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any.

9.4 Notices. Any notice, demand, or communication required, permitted, or desired to be given under this Agreement shall be in writing and shall be deemed given if delivered in person or deposited in United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties as set forth opposite their respective names below:

Medical Practice:	RADS, P.C. Oncology Professionals
Attention: Practice Manager
28595 Orchard Lake Road, Suite 110
Farmington Hills, MI 48334

Practice Manager:	American Consolidated Technologies
Attention: Farideh R. Bagne, Ph.D, J.D.
28595 Orchard Lake Road, Suite 110
Farmington Hills, MI 48334

or to another address, or to the attention of another person or officer, that either party may designate by written notice. Notice shall be deemed given if personally served on the date it is personally delivered, or if mailed, the date it is deposited in the mail in accordance with the foregoing.

9.5 Governing Law. This Agreement shall be governed by the laws of the State of Michigan and is performable and shall be enforceable in Oakland County, Michigan.

9.6 Assignment. Except as may be specifically provided in this Agreement to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors, and assigns; provided, however, that Medical Practice may not assign this Agreement without the prior written consent of Practice Manager, which consent Practice Manager may withhold in its sole discretion.

9.7 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to constitute a waiver of any subsequent breach of the same or another provision.

9.8 Enforcement. Each party waives its right to any legal action, except by means of arbitration, to enforce or interpret any provision of this Agreement. The prevailing party shall be entitled to recover the costs and expenses of arbitration, including without limitation, reasonable attorney’s fees.

9.9 Gender and Number. Whenever the context of this Agreement requires, the gender of all words shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and plural.

9.10 Additional Assurances. Except as may be specifically provided in this Agreement to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; except by mutual agreement of the parties.

9.11 Consents, Approvals, and Exercise of Discretion. Whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that the consent or approval shall not be unreasonably withheld or delayed and that the discretion shall be reasonably exercised.

9.12 Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of services deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, third party actions against Medical Practice and/or Practice Manager, strikes or other work interruptions by either party’s employees, or any other similar cause beyond the reasonable control of either party unless the delay or failure in performance is expressly addressed elsewhere in this Agreement.

9.13 Severability. The parties have negotiated and prepared the terms of this Agreement in good faith and with the intent that every term, covenant, and condition be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants, or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void, or voidable for any reason whatsoever by a court of competent jurisdiction, that provision shall be as narrowly construed as possible, and all the remaining terms, provisions, promises, covenants, and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, the parties agree to negotiate in good faith to amend the Agreement to the extent possible to remain consistent with its purposes and to conform to applicable law.

9.14 Survivability. Notwithstanding the termination of this Agreement, the provisions of Sections 5.10, 5.11, 6.7, 6.8, 7.1 and 8.3 shall survive.

9.15 Divisions and Headings. The division of this Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith is solely for convenience and shall riot affect in any way the meaning or interpretation of this Agreement.

9.16 Amendments and Agreement Execution. This Agreement and its amendments, if any, shall be in writing and executed in multiple copies on behalf of Medical Practice by its duly authorized officer and on behalf of Practice Manager by its duly authorized officer. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

9.17 Entire Agreement. With respect to the subject matter of this Agreement, this Agreement supersedes all previous contracts except the Binding Letter of Intent, and together with the Durable Power of Attorney Agreement, constitutes the entire Management Agreement between the parties. No prior oral statements or contemporaneous negotiations or understandings or prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated by amendment as provided in this Agreement, such amendment(s) to become effective on the date stipulated in the amendment(s). The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements in this Agreement and upon no other.

9.18 Contingency. The effectiveness of this Agreement is contingent upon the acquisition by Bagne of any and all interests of Donald G. Bronn, M.D. in Medical Practice, and a Limited Durable Power of Attorney between any new shareholders and Bagne granting Bagne certain authority over shares in Medical Practice held by all other shareholders.

IN WITNESS WHEREOF, Medical Practice and Practice Manager have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

MEDICAL PRACTICE:		PRACTICE MANAGER:

RADS, P.C. ONCOLOGY PROFESSIONALS,		AMERICAN CONSOLIDATED
a Michigan professional corporation		TECHNOLOGIES, a Michigan Partnership

By:	/s/ Mark J. Fireman	By:	/s/ Farideh R. Bagne
	Mark J. Fireman, M.D.		Farideh R. Bagne, Ph.D., J.D.
Its:	President	Its:	Partner

STATE OF MICHIGAN	)
STATE OF OAKLAND	)ss.

Before me this 19th day of August, 2000 did personally appear Mark J. Fireman, M.D. President of RADS, P.C. Oncology Professionals and being first duly sworn did execute the foregoing instrument on behalf of RADS, P.C. Oncology Professionals.

/s/ Nancy J. Beck
Notary Public

[STAMP]

STATE OF MICHIGAN	)
STATE OF OAKLAND	)ss.

Before me this 19th day of August, 2000 did personally appear Farideh R. Bagne, Ph.D., J.D., Partner of American Consolidated Technologies and being first duly sworn did execute the foregoing instrument on behalf of American Consolidated Technologies.

/s/ Nancy J. Beck
Notary Public

[STAMP]